Exhibit 17.1
FEDERATED CALIFORNIA MUNICIPAL INCOME FUND
A portfolio of Federated Municipal Securities Income Trust

PROXY FOR THE MEETING OF SHAREHOLDERS TO BE HELD ON NOVEMBER 20, 2009

KNOW ALL PERSONS BY THESE PRESENTS that the undersigned shareholders of the Federated California Municipal Income Fund (the "Fund"), a portfolio of Federated Municipal Securities Income Trust (the "Trust"), hereby appoint George Magera, Sarah Eddy, Seana Banks, Cathy Ryan, Maureen Ferguson, Tara Raposa and Shannon McDowell or any one of them, with the power of substitution of each, to vote all shares of the Fund which the undersigned is entitled to vote at the Special Meeting of Shareholders (the “Special Meeting”) to be held on November 20, 2009 at 4000 Ericsson Drive, Warrendale, Pennsylvania, 15086-7561, at 2:00 p.m. (Eastern Time), and at any adjournment thereof.

The attorneys named will vote the shares represented by this proxy in accordance with the choices made on this ballot. If this proxy is executed and returned in time and no choice is indicated as to an item, this proxy will be voted affirmatively on such matter. Discretionary authority is hereby conferred as to all other matters as may properly come before the Special Meeting or any adjournment thereof.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF TRUSTEES OF THE FEDERATED MUNICIPAL SECURITIES INCOME TRUST THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” THE PROPOSAL.

To approve or disapprove a proposed Agreement and Plan of Reorganization pursuant to which Federated Municipal Securities Fund, Inc. would acquire all of the assets and stated liabilities of the Federated California Municipal Income Fund in exchange for Class A Shares and Class B Shares of the Federated Municipal Securities Fund, Inc. to be distributed pro rata by the Federated California Municipal Income Fund to shareholders of its Class A Shares and Class B Shares, respectively, in complete liquidation and dissolution/termination of the Federated California Municipal Income Fund.

FOR	☐

AGAINST	☐

ABSTAIN	☐

YOUR VOTE IS IMPORTANT

Please complete, sign and return this card as soon as possible.

Dated

Signature

Please sign this proxy exactly as your name appears on the books of the Trust. Joint owners should each sign personally. Trustees and other fiduciaries should indicate the capacity in which they sign, and where more than one name appears, a majority must sign. If a corporation, this signature should be that of an authorized officer who should state his or her title.

YOU MAY ALSO VOTE YOUR SHARES BY TOUCHTONE PHONE BY CALLING _________
OR THROUGH THE INTERNET AT ___________________________